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                                                                  Exhibit 10.15


                           SHARED SERVICES AGREEMENT


     THIS SHARED SERVICES AGREEMENT, dated as of April 27, 1996, between Lockheed Martin Tactical Defense Systems - Akron, a division of Lockheed Martin Corporation, a Maryland corporation located at 1210 Massillon Road, Akron, Ohio 44315 ("Lockheed Martin") and Aircraft Braking Systems Corporation, a Delaware corporation located at 1204 Massillon Road, Akron, Ohio 44306 ("ABSC").


                              W I T N E S S E T H

     WHEREAS, Lockheed Martin has provided certain services to ABSC and such services will continue to be necessary in the ordinary course of ABSC's business (such services hereinafter referred to as "Lockheed Martin Services") and


     WHEREAS, ABSC has provided certain services to Lockheed Martin and such services will continue to be necessary in the ordinary course of Lockheed Martin's business (such services hereinafter referred to as "ABSC Services"); and

     WHEREAS, Lockheed Martin and ABSC desire to enter into an agreement providing the Shared Services to each other on terms which are mutually acceptable to both Lockheed Martin and ABSC.

     NOW, THEREFORE, Lockheed Martin and ABSC agree as follows:

Section 1.     SHARED SERVICES

          1.1  Lockheed Martin Services

               Lockheed Martin shall provide ABSC with the Lockheed Martin Services on the terms and conditions set forth in this Agreement. The Lockheed Martin Services shall consist of the services listed on Exhibit A attached hereto.

          1.2  ABSC Services

               ABSC shall provide Lockheed Martin with the ABSC Services on the terms and conditions of this Agreement. The ABSC Services shall consist of the services listed on Exhibit B attached hereto.

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          1.3 Limitations on Obligations to Provide Shared Services

              (a) The parties to this Agreement hereby agree that the Shared Services which are to be provided pursuant to this Agreement shall not be deemed to include any services not provided prior to the date of this Agreement; provided, however, that either Lockheed Martin or ABSC may render services beyond those which it is obligated to render hereunder on such terms and conditions as may hereinafter be agreed to by Lockheed Martin and ABSC.

              (b) All Shared Services hereunder will be provided in accordance with the customary business practice of the party providing such service, and to the extent and in substantially the same manner as provided prior to the date of this Agreement, BUT WITHOUT REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER. ALL GOODS AND SERVICES SUPPLIED HEREUNDER ARE SUPPLIED WITHOUT REPRESENTATION AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


Section 2.     CONSIDERATION

          2.1 Lockheed Martin Services

              In consideration of the services enumerated in Section 1.1 of this Agreement, ABSC agrees to pay to Lockheed Martin fees for such services at the rates set forth in Exhibit A attached hereto.

          2.2 ABSC Services

              In consideration of the services enumerated in Section 1.2 of this Agreement, Lockheed Martin agrees to pay to ABSC fees for such services at the rates set forth in Exhibit B attached hereto.

          2.3 Method of Payment

              (a) Lockheed Martin shall bill ABSC for Lockheed Martin Services in the manner specified in Exhibit A attached hereto. Such bill shall set forth, in reasonable detail, all items and services provided or rendered by Lockheed Martin to ABSC. ABSC shall remit payment for such Lockheed Martin Services to Lockheed Martin in a manner specified in Exhibit A attached hereto.

              (b) ABSC shall bill Lockheed Martin for ABSC Services in the


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manner specified in Exhibit B attached hereto. Such bill shall set forth, in reasonable detail, all items and services provided or rendered by ABSC to Lockheed Martin. Lockheed Martin shall remit payment for such ABSC Services to ABSC in a manner specified in Exhibit B attached hereto.

Services 3     TERM
          3.1  Term of Shared Services Agreement

               This Agreement shall become effective on April 27, 1996 and shall continue in effect until the close of business on April 26, 1998.

          3.2  Termination of Party's Obligation to Provide Certain Shared
               Services

               (a) Except as set forth in Section 3.3(b) of this Agreement, Lockheed Martin's obligation to provide a service which constitutes one of the Lockheed Martin Services shall terminate on April 26, 1998.

               (b) Except as set forth in Section 3.3(a) of this Agreement, ABSC's obligation to provide a service which constitutes one of the ABSC Services shall terminate on April 26, 1998.

          3.3 Termination of Party's Obligation to Purchase Certain Shared Services

               (a) Lockheed Martin shall have the right to terminate its obligation to purchase any service which constitutes an ABSC Service enumerated in Section 1.2 of this Agreement upon giving to ABSC the required notice as set forth in Exhibit B.

               (b) ABSC shall have the right to terminate its obligation to purchase any service which constitutes a Lockheed Martin Service enumerated in
Section 1.1 of this Agreement upon giving to Lockheed Martin the required notice as set forth in Exhibit A.

Section 4.     INDEMNITY

               (a) ABSC hereby assumes liability for, and hereby agrees to hold Lockheed Martin and its affiliates and their respective directors, officers and


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employees harmless from and against, and upon their demand pay or reimburse them for, any and all losses, liabilities, obligations, damages, deficiencies, interest, penalties, impositions, assessments, fines, costs and expenses (hereinafter referred to as "Lockheed Martin Indemnified Losses"), in whole or in part, resulting from, caused by, arising out of or attributable to the services provided to ABSC hereunder, except for Lockheed Martin Indemnified Losses arising out of the negligent acts or omissions of Lockheed Martin, its agents, contractors or employees. The indemnities and assumption of liability of this Section 4 shall continue in full force and effect notwithstanding the termination of this Agreement, whether by expiration of time, by operation of law or otherwise. Lockheed Martin shall give ABSC prompt notice of any Lockheed Martin Indemnified Loss hereby indemnified against and ABSC shall be entitled to control the defense thereof upon such notice.

     (b) Lockheed Martin hereby assumes liability for, and hereby agrees to hold ABSC and its respective affiliates and their respective directors, officers and employees harmless from and against, and upon their demand pay or reimburse them for, any and all losses, liabilities, obligations, damages, deficiencies, interest, penalties, impositions, assessments, fines, costs and expenses (hereinafter referred to as "ABSC Indemnified Losses"), in whole or in part, resulting from, caused by, arising out of or attributable to services provided to Lockheed Martin hereunder, except for ABSC Indemnified Losses arising out of the negligent acts or omissions of ABSC, its agents, contractors or employees. The indemnities and assumptions of liability of this Section 4 shall continue in full force and effective notwithstanding the termination of this Agreement, whether by expiration of time, by operation of law or otherwise. ABSC shall give Lockheed Martin prompt notice of any ABSC Indemnified Loss hereby indemnified against, and Lockheed Martin shall be entitled to control the defense thereof upon such notice.

     (c) The provisions of this Section 4 shall survive any termination or cancellation of this Agreement or the termination of the individual obligations of Lockheed Martin and ABSC as set forth in Section 3 of this Agreement.

Section 5. VALLEY ASSOCIATION CORPORATION COSTS

     Valley Association Corporation cost shall be shared by the parties hereto as described in Exhibit C hereof.

Section 6. SEVERABILITY

     Whenever possible, each provision of this Agreement shall be


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interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law such provision shall be made to conform to the law and this Agreement shall continue in full force and effect.

Section 7. NOTICE

        (a) Any notice from one party to the other shall be in writing and shall be deemed to have been duly given, (i) if delivered personally, when delivered personally (ii), if mailed, on the third business day after such notice has been deposited in the United States certified mail, postage prepaid and (iii) if by overnight courier, on the next business day after such notice has been deposited with such overnight courier.

        (b) Any notice referred to in paragraph (a) of this Section 6 shall be addressed to the parties set forth in the Preamble to this Agreement, provided, however, that any such notice specifying a new address for such party sending the notice (a "Change of Address Notice") shall be deemed proper notification of such party's new address.

Section 8. SUCCESSORS

        This Agreement shall be binding upon and shall inure to the benefit of Lockheed Martin and ABSC and their respective successors and assigns.

Section 9. GOVERNING LAW

        This agreement shall be governed and construed in accordance with the laws of the State of Ohio; provided, however, that the parties shall be entitled to any and all rights conferred by any applicable federal statue, rule or regulation.

Section 10. ASSIGNMENT

        This Agreement may not be assigned by either Lockheed Martin or ABSC without the prior written consent of the other party. Any attempted assignment in violation of this Section 9 shall be void ab initio.

Section 11. CONFIDENTIAL AND PROPRIETARY INFORMATION

        Neither party, its officers, agents and employees (such party, its


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officers, agents and employees hereinafter referred to as a "Receiving
Party") shall, without the prior approval of an authorized representative of the other party (such other party hereinafter referred to as a "Disclosing Party"), disclose in any manner to any person, firm, corporation or entity, any confidential or proprietary information of the Disclosing Party furnished to or acquired by the Receiving Party under the provisions of this Agreement except that a Receiving Party may disclose such confidential or proprietary information (i) to its agents, representatives and employees as if necessary to provide the services hereunder, provided, however, that such agents, representatives and employees be advised of this Agreement and agree to be bound by the terms of this Agreement, and (ii) as required by applicable law. The provisions of this clause shall survive any termination or cancellation of this entire Agreement or the termination of the individual obligations or Lockheed Martin and ABSC as set forth in Section 3 of this Agreement.

Section 12.    LIMITATION OF DAMAGES

               Neither party shall be liable to the other for any special, incidental or consequential damages arising out of the performance or non-performance of obligations under this Agreement or the provision of, or failure to provide, services hereunder.

Section 13.    MISCELLANEOUS

               (a) Section Headings. Section headings in this Agreement are for convenience only and shall not be deemed to alter or affect any provision hereof.

               (b) Entire Agreement; Modification. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and no representation, promise, inducement or statement of intention relating to the transactions contemplated by this Agreement has been made by any party which is not set forth in this Agreement. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of both parties hereto.


               (c) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.



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          IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date set forth above.

                                LOCKHEED MARTIN TACTICAL DEFENSE SYSTEMS - AKRON a division of Lockheed Martin Corporation

                                BY: /s/ Charles J. Schafer
                                   ---------------------------------
                                NAME:   Charles J. Schafer
                                TITLE:  President, LMTDS - Akron

                                AIRCRAFT BRAKING SYSTEMS CORPORATION

                                BY: /s/ D.E. Fogelsanger
                                   ---------------------------------
                                NAME:   D.E. Fogelsanger
                                TITLE:  President K&F Industries Inc.






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